Exhibit 5.2

July 14, 2026

The Securities and Exchange Commission

Re: F-10 Registration Statement of Glass House Brands Inc. (the “Company”)

Dear Sirs/Mesdames:

We refer to the registration statement on Form F-10 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Act”).

We hereby consent to references to our firm name in the Registration Statement, including on the face page of the Registration Statement and under the heading “Legal Matters”.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules thereunder.

Yours truly,

/s/ Bennett Jones LLP

BENNETT JONES LLP